Exhibit 10.8
                          Security Agreement and
              Collateral Assignment of Construction Documents

     FOR VALUE RECEIVED, and to secure the performance by EL DORADO NITROGEN COMPANY, an Oklahoma corporation (HEREINAFTER REFERRED TO AS "Assignor"), of all of its obligations under that certain Construction Agency Agreement dated as of June 27, 1997 (as the same may be amended, modified or restated from time to time, and together with all substitutions therefor and replacements thereof, the "Agreement") between Assignor and Boatmen's Trust Company of Texas, not in its individual capacity, except as otherwise expressly provided herein, but solely as Owner Trustee (the "Secured Party"), and the other Operative Agreements, Assignor does hereby collaterally assign and grant a security interest in and Lien upon, to the Secured Party and its successors and assigns, all of Assignor's right, title and interest in and to the following, now or hereafter existing, (referred to collectively herein as the "Construction Agency Collateral"):

          (i) all engineering, procurement and construction contracts, purchase orders and other agreements relating to the designing, engineering, selecting, ordering, installing, testing and placing into service of the Units, as each such agreement may heretofore or hereafter be entered into, supplemented, modified or amended from time to time (collectively, the "Construction Contracts");

          (ii) all plans, specifications and drawings of any and every kind heretofore or hereafter prepared for use in connection with the designing, engineering, selecting, ordering, installing, testing and/or placing into service of the Units, and any supplements, amendments or modifications thereto (collectively, the "Plans");

          (iii) to the extent assignable and to the extent permitted under applicable law, all building and other permits, licenses and government approvals which are necessary or useful to the commencement and completion of the designing, engineering, selecting, ordering, installing, testing and/or placing into service of the Units, or which otherwise relate thereto, heretofore or hereafter obtained or applied for by or on behalf of Assignor, and any deposits made in connection therewith (collectively, the "Permits");

          (iv)  to the extent assignable, all insurance
     policies, guarantees and bonds in favor of Assignor required pursuant to the Construction Contracts or otherwise, as each of the same be heretofore or hereafter supplemented, modified, or amended form time to time and the right to receive payments and proceeds under such insurance policies, guarantees and bonds (collectively, the "Insurance Policies"); and

          (v)   all proceeds of any of the foregoing;

provided, however, that Secured Party shall have no obligation or liability of any kind under or with respect to the Construction Contracts, the Permits, the Plans or the Insurance Policies, either before or after its exercise of any rights hereby granted to it, and Assignor agrees to save and hold Secured Party harmless from, and to indemnify it against, any and all such obligations and liabilities, contingent or otherwise.

     All capitalized but undefined terms used herein shall have the same respective meanings as in the Construction Agency
Agreement.

     This Security Agreement and Collateral Assignment of Construction Documents shall inure to the benefit of Secured Party and its successors and assigns, and shall be binding upon Assignor and its successors and assigns, and shall be binding upon Assignor and its successors and assigns, and shall continue in full force and effect until all obligations, liabilities and indebtedness of any kind now or hereafter due Secured party from Assignor under or with respect to the Construction Agency Agreement or any of the other Operative Agreements, or which are otherwise secured hereby, whether now existing or hereafter arising or incurred (collectively, the "Liabilities"), have been fully paid, performed and satisfied, at which time this Security Agreement and Collateral Assignment of Construction Documents will terminate. Secured Party will not exercise any of its rights hereunder until a Construction Agency Event of Default occurs.

     For purposes of completing the designing, engineering, selecting, ordering, installing, testing and/or placing into service of the Units after a Construction Agency Event of Default shall have occurred, Secured Party may, at its option, further assign its right, title and interest in the Construction Agency Collateral without the consent of Assignor, any contractor or any other Person.

     This Security Agreement and Collateral Assignment of Construction Documents is a present security interest and collateral assignment; provided, however, that Secured Party shall not have the right to undertake completion of the designing, engineering, selecting, ordering, installing (or arranging for the installation of), testing and/or placing into service of the Units or directly to enforce the provisions of any Construction Contract until a Construction Agency Event of Default exists. During the continuance of any such Construction Agency Event of Default, Secured party may, without affecting any other right or remedy available to it, exercise its rights under this Security Agreement and Collateral Assignment of Construction Documents as provided herein in any manner permitted by law. If any notice to Assignor is required by law, such notice shall be deemed commercially reasonable if given at least 10 days prior to the date of intended action.

     Assignor represents and warrants that it has more than one place of business and that its chief executive office, as such terms are used in Section 9-103(3) of the Uniform Commercial Code, is located at 16 South Pennsylvania, Oklahoma City, Oklahoma 73107.

     Assignor represents and warrants that upon the filing of an appropriate Uniform Commercial Code financing statement with the Secretary of State of Oklahoma, the Secretary of State of Texas and in the Real Property Records of Chambers County, Texas, Secured Party will have an enforceable, perfected first priority security interest of record in the Construction Agency Collateral (except for (a) insurance proceeds to the extent excluded from Section 9-306 of the Uniform Commercial Code and (b) permits as to which (i) perfection of a security interest therein is not governed by the Uniform Commercial Code or (ii) the assignment thereof, or the granting of a security interest therein, violates applicable law) as against all Persons, including Assignor and its creditors.

     Assignor, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions top be taken, as may be reasonably requested by Secured Party in order to establish, preserve, protect and perfect the first and prior Lien of Secured Party to the Construction Agency Collateral.

     This Security Agreement and Collateral Assignment of Construction Documents may be effectively waived, modified, amended or terminated only by a written instrument executed by Secured Party. Any waiver by Secured Party shall be effective only with respect to the specific instance described therein. Delay or course of conduct shall not constitute a waiver of any right or remedy of Secured Party.

     THIS SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF
FACILITY DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.


     IN WITNESS WHEREOF, Assignor has caused this Security
Agreement and Collateral Assignment of Construction Documents to be executed by its duly authorized officer as of this 27th day of June, 1997.

                              EL DORADO NITROGEN COMPANY,
                              as Assignor



                              By:________________________________
                              Name:  James L. Wewers
                              Title:  President